Exhibit 4.3

SUPPLEMENTAL INDENTURE

     Supplemental Indenture (this “ Supplemental Indenture”), dated as of August 17, 2004, among Westlake International Corporation, a Delaware corporation, and Westlake Technology Corporation, a Delaware corporation (together, the “Guaranteeing Subsidiaries,” and individually, the “ Guaranteeing Subsidiary”), subsidiaries of Westlake Chemical Corporation, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and JPMorgan Chase Bank, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 31, 2003, providing for the issuance of the Company’s 8¾% Senior Notes due 2011 (the “Notes”);

     WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s payment obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

     WHEREAS, Section 9.01(5) of the Indenture provides that, without the consent of any Holder (as defined therein), the Company, the Guarantors and the Trustee may amend or supplement the Indenture to add guarantees of or additional obligors on the Notes or the Note Guarantees; and

     WHEREAS, the Company and the Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Indenture in certain respects to provide for the Note Guarantee of the Guaranteeing Subsidiaries.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company thereunder, that:

          (i) the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other payment obligations of the Company to the Holders or the Trustee thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other payment obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiaries shall be jointly and severally obligated to pay the same immediately. Each Guaranteeing Subsidiary agrees that this is a guarantee of payment and not of collection.

          (b) Each Guaranteeing Subsidiary hereby agrees that its obligations hereunder shall be, to the extent permitted by law, unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by law, each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and, subject to Article 8 of the Indenture, covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. Each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either the Company or any Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each Guaranteeing Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          (e) In the event of a default in the payment of principal of, or premium, if any, interest or Additional Interest, if any, on any Note when and as the same shall become due, whether at maturity, by acceleration, redemption or otherwise, or in the event of a default in the payment of any interest on the overdue principal of or interest on such Note, if any, if lawful, or any other payment obligation of the Company to the Holder of such Note or the Trustee thereunder, each of the Trustee and such Holder shall have the right to proceed first and directly against the Guaranteeing Subsidiaries under the Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

          (f) The Trustee shall have the right, power and authority to do all things it deems necessary or advisable to enforce the provisions of the Indenture relating to the Note Guarantee and to protect the interests of the Holders of the Notes and, in the event of a default in the payment of principal of, or premium, if any, interest or Additional Interest, if any, on any Note when and as the same shall become due, whether at maturity, by acceleration, redemption or otherwise, or in the event of a default in the payment of any interest on the overdue principal of or interest on such Note, if any, if lawful, or any other payment obligation of the Company to the Holder of such Note or the Trustee thereunder, the Trustee may institute or appear in such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of its rights and the rights of the Holders, whether for the specific enforcement of any covenant or agreement in the Indenture relating to the Note Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in the payment of principal of, or premium, if any, interest or Additional Interest, if any, on any Note when due, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guaranteeing Subsidiaries and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guaranteeing Subsidiaries, wherever situated.

          (g) Pursuant to Section 10.02 of the Indenture, the Obligations of the Guaranteeing Subsidiaries will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guaranteeing Subsidiaries, that are relevant under any applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfers or conveyance, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, result in the obligations of such Guarantor under this Note Guarantee not constituting a fraudulent transfer or conveyance.

     3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     4. Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms.

          (a) Except as otherwise provided in Section 5 hereof, the Guaranteeing Subsidiaries may not sell or otherwise dispose of all or substantially all of their assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (ii) either (A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (in each case if other than the Guaranteeing Subsidiaries) assumes all the obligations of that Guarantor under the Indenture, this Supplemental Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee, and under the Registration Rights Agreement, or (B) if applicable, the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

          (b) Upon any consolidation or merger, or any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiaries in a transaction that is subject to, and that complies with the provisions of, Section 4(a) hereof, the successor Person formed by such consolidation or into or with which such Guarantor is merged or to which such sale or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of the Indenture referring to the applicable “Guarantor” shall refer instead to the successor Person and not to such Guarantor), and may exercise every right and power of such Guarantor under the Indenture, this Supplemental Indenture and its Note Guarantee with the same effect as if such successor Person had been named as a Guarantor herein and therein and the predecessor Guarantor shall be released from all obligations under the Indenture, this Supplemental

Indenture and its Note Guarantee. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Indenture

          (c) Except as set forth in Articles 4 and 5 and Section 10.04 of the Indenture, and notwithstanding clauses (a)(ii) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiaries with or into the Company or another Guarantor, or shall prevent any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiaries to the Company or another Guarantor.

     5. Releases.

          (a) In the event of any sale or other disposition of all or substantially all of the assets of either Guaranteeing Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of either Guaranteeing Subsidiary, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiaries from their obligations under the Note Guarantee.

          (b) If the Guaranteeing Subsidiaries are not released from its obligations under its Note Guarantee, they shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture to the extent provided in Article 10 of the Indenture.

     6. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, or stockholder of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

     7. New York Law To Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Company.

     11. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

     12. Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes with respect to the Notes and the Note Guarantees. The Indenture is hereby incorporated by reference herein and, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

     13. Notes Deemed Conformed. As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders, the Company, any Guarantor or the Trustee, so as to reflect this Supplemental Indenture.

     14. Successors. All agreements of the Guaranteeing Subsidiaries in this Indenture will bind its successors, except as otherwise provided in Section 5.

     15. Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August               ,  2004

Company:

WESTLAKE CHEMICAL CORPORATION

By:
Albert Chao
President and Chief Executive Officer

Guaranteeing Subsidiaries:

WESTLAKE INTERNATIONAL CORPORATION

By:
Albert Chao
President

WESTLAKE TECHNOLOGY CORPORATION

By:
Albert Chao
President

Existing Guarantors:

GEISMAR VINYLS COMPANY LP,
by GVGP, INC., its general partner
GVGP, INC.
NORTH AMERICAN BRISTOL CORPORATION
WESTLAKE CHEMICAL HOLDINGS, INC.
WESTLAKE CHEMICAL INVESTMENTS, INC.
WESTLAKE MANAGEMENT SERVICES, INC.
WESTLAKE OLEFINS CORPORATION
WESTLAKE PETROCHEMICAL INVESTMENTS LP,
by WESTLAKE CHEMICAL INVESTMENTS, INC.,
its general partner
WESTLAKE POLYMERS LP,
by WESTLAKE CHEMICAL INVESTMENTS, INC.,
its general partner
WESTLAKE PVC CORPORATION
WESTLAKE RESOURCES CORPORATION
WESTLAKE STYRENE LP,
by WESTLAKE CHEMICAL HOLDINGS, INC.,
its general partner
WESTLAKE VINYL CORPORATION
WESTLAKE VINYLS, INC.
WPT LP,
by WESTLAKE CHEMICAL HOLDINGS, INC.,
its general partner

By:
Albert Chao
President of the above entities

Existing Guarantors:

NORTH AMERICAN PIPE CORPORATION
NORTH AMERICAN PROFILES, INC.
VAN BUREN PIPE CORPORATION
WESTECH BUILDING PRODUCTS, INC.

By:
Stephen Wallace
Secretary

Existing Guarantors:

GEISMAR HOLDINGS, INC.
WESTLAKE CHEMICAL MANUFACTURING, INC.
WESTLAKE CHEMICAL PRODUCTS, INC.
WESTLAKE DEVELOPMENT CORPORATION

By:
R.Michael Looney
President of the above entities

Trustee:

JPMORGAN CHASE BANK

By:
Authorized Signatory